UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 6, 2016             (May 5, 2016)

______________________________________

Date of report     (Date of earliest event reported)

Hexcel Corporation

___________________________________________

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

______________________________________________________

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

__________________________________________________

(Registrant's telephone number, including area code)

N/A

___________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of stockholders was held on May 5, 2016.

(b)	(i) The stockholders elected all of the Company’s nominees for director as follows:

Name of Director	Shares For	Shares Against	Broker Non-Votes

Nick S. Stanage	75,080,943	3,579,919	8,962,354
Joel S. Beckman	75,857,933	2,797,796	8,962,354
Lynn Brubaker	76,177,155	2,480,828	8,962,354
Jeffrey C. Campbell	74,795,838	3,861,032	8,962,354
Cynthia M. Egnotovich	77,538,504	1,119,730	8,962,354
W. Kim Foster	77,893,758	762,677	8,962,354
Thomas A. Gendron	78,130,171	526,955	8,962,354
Jeffrey A. Graves	76,290,063	2,366,169	8,962,354
Guy C. Hachey	78,118,164	537,660	8,962,354
David C. Hill	76,476,327	2,177,651	8,962,354
David L. Pugh	77,908,079	748,938	8,962,354

(ii)   The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
74,933,580	3,528,654	314,798	8,962,354

(iii)  The stockholders approved the Hexcel Corporation Management Incentive Compensation Plan, as amended and restated as follows:

For	Against	Abstain	Broker Non-Votes
75,941,158	2,564,264	271,612	8,962,354

(iv)  The stockholders approved the Hexcel Corporation Employee Stock Purchase Plan as follows:

For	Against	Abstain	Broker Non-Votes
78,283,354	435,928	57,749	8,962,354

(v)  The stockholders ratified the appointment of Ernst & Young LLP as Hexcel’s independent registered public accounting firm for 2016 as follows:

For	Against	Abstain
84,594,744	3,005,545	139,104

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
May 6, 2016
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President, General Counsel
& Secretary

3